UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report:
(Date of earliest event reported)
December 11, 2013
____________________________

Saleen Automotive, Inc.
(Exact name of registrant as specified in charter)
Nevada
(State or other Jurisdiction of Incorporation)

333-176388 (Commission File Number)		45-2808694 (IRS Employer Identification No.)
2375 Wardlow Road Corona, CA 92882 (Address of Principal Executive Offices and zip code)

(800) 888-8945
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2013 (the “Form 8-K”) to disclose that David Fiene was elected as the Registrant’s Chief Financial Officer. The Form 8-K is hereby supplemented as follows.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, Robert Miranda resigned as the Registrant’s Chief Financial Officer and Secretary and as a director.

On December 11, the Registrant’s board of directors, pursuant to authority granted under the Registrant’s Bylaws, elected David Fiene as the Registrant’s Chief Financial Officer and Secretary. Mr. Fiene, age 42, joined the Registrant in June 2013 as Vice President of Finance. He has more than 18 years of experience in finance and accounting including with both public and private entities. He previously served as Managing Director for Advantage Sales and Marketing. Prior to Advantage Sales and Marketing, he served as Director of Accounting at Multi-Fineline Electronix, Inc. Mr. Fiene also spent ten years with PricewaterhouseCoopers LLP in a variety of roles, where he participated in numerous audits, corporate finance transactions, IPOs, merger and acquisition transactions, carve out and spinoffs, and many different types of public filings for Fortune 100 companies. Mr. Fiene is a licensed Certified Public Accountant in California and has a bachelor’s degree in Business from Benedictine University.

On December 11, 2013, the Registrant’s board of directors, pursuant to authority granted under the Registrant’s Bylaws, elected Jeffrey Kraws to fill one of the vacant seats on the Registrant’s board of directors. Mr. Kraws was designated as a director by Steve Saleen in accordance with the terms of that certain Voting Agreement entered into on June 26, 2013, among Steve Saleen and the purchasers of the Registrant’s 3.0% Senior Secured Convertible Notes issued on June 26, 2013. As a member of the Registrant’s board of directors, Mr. Kraws will receive a fee of $15,000 per year with an additional $5,000 for each committee on which he serves, and upon the approval of an incentive compensation plan by the Registrant’s stockholders, will receive options to purchase 250,000 shares of the Registrant’s common stock, with subsequent grants of options to purchase 125,000 shares of the Registrant’s common stock for each subsequent year that Mr. Kraws serves as a director. Gary Freeman will also serve on the audit and compensation committees of the Registrant’s board of directors, and will receive the same compensation package as Mr. Kraws.

Since 2003, Mr. Kraws, age 49, has served as Chief Executive Officer and co-founder of Crystal Research Associates, and since February 2012, he has served as partner and co-founder of TopHat Capital, LLC. Prior to founding Crystal Research Associates, Mr. Kraws served as co-president of The Investor Relations Group (IRG), a firm representing primarily under-followed, small-capitalization companies. Previously, Mr. Kraws served as a managing director of healthcare research for Ryan Beck & Co. and as director of research/senior pharmaceutical analyst and managing director at Gruntal & Co., LLC (prior to its merger with Ryan Beck & Company). Mr. Kraws served as managing director of the healthcare research group and senior pharmaceutical analyst at First Union Securities (formerly EVEREN Securities); as senior U.S. pharmaceutical analyst for the Swedish-Swiss conglomerate Asea Brown Boveri; and as managing director and president of the Brokerage/Investment Banking operation of ABB Aros Securities, Inc. He also served as senior pharmaceutical analyst at Nationsbanc Montgomery Securities, BT Alex Brown & Sons, and Buckingham Research. Mr. Kraws also serves on the board of directors of Synthetic Biologics, Inc. (NYSE: SYN). Mr. Kraws brings to the Registrant’s board of directors significant strategic, business and financial expertise. He holds an M.B.A. from Cornell University and a B.S. degree from State University of New York-Buffalo. Mr. Kraws will serve on the Compensation Committee and the Audit Committee of the Registrant’s board of directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: December 16, 2013    By: /s/ Steve Saleen
Steve Saleen
President

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